Exhibit 99.3

Contact: Charles Lambert

Senior Vice President of Finance & Treasurer

Medical Properties Trust, Inc.

(205) 397-8897

clambert@mpt.com

MPT ANNOUNCES AGREEMENT FOR $2.4 BILLION PRIVATE REFINANCING TRANSACTION EXPECTED TO EXTEND DEBT MATURITIES TO 2032 AND REDUCE DEBT BY APPROXIMATELY $123 MILLION

Continued Demonstration of Portfolio Quality Significantly Reduces Debt Maturing Through 2028

Birmingham, AL – August 10, 2026 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPT) today announced that MPT Operating Partnership, L.P. and its wholly-owned subsidiary, MPT Finance Corporation (together, the “Issuers”), have entered into an exchange and purchase agreement with certain institutional investors providing for (i) a new-money private placement and (ii) a private exchange of certain outstanding senior notes. Upon closing, the transactions are expected to result in the issuance of $2.4 billion in aggregate principal amount of new 9.25% Senior Secured Notes due 2032 (the “Notes”). The transaction is expected to close imminently.

The Issuers intend to use the net cash proceeds from the new-money private placement to fund the redemption in full of the Issuers’ senior notes due 2026 and a partial redemption of the Issuers’ senior notes due 2027. In addition, the private exchange is expected to refinance approximately $1.5 billion aggregate principal amount of 2027, 2028, 2029, 2030, and 2031 unsecured notes.

Upon closing, the transaction is expected to reduce total principal debt by approximately $123 million to $9.5 billion and materially reduce the Company’s near-term unsecured note maturities. With only $1.3 billion in unsecured note maturities through 2028, the Company now benefits from further flexibility and optionality as it looks to other near-term further refinancing and deleveraging opportunities. Additionally, the Company expects to complete additional near-term asset sales at significant gains and intends to allocate resulting net cash proceeds toward further deleveraging. Finally, as discussed in prior quarters, the Company believes further note issuances and refinancings remain attractive options.

The following table sets forth our debt maturity schedule as of August 5, 2026, on an actual basis and on an as adjusted basis giving effect to the use of the net proceeds from the Notes offering and related exchange.

	As of August 5, 2026
	Actual	Transaction Adjustments	As Adjusted
Indebtedness:
2026 Secured Credit Facility Revolver(A)	$475,550	$—	$475,550
2027 USD Secured Term Loan	200,000	—	200,000
0.993% Notes Due 2026	577,750	(577,750)	—
5.000% Notes Due 2027	1,400,000	(734,603)	665,397
3.692% Notes Due 2028	808,020	(202,669)	605,351
4.625% Notes Due 2029	900,000	(318,771)	581,229
3.375% Notes Due 2030	471,345	(76,689)	394,656
3.500% Notes Due 2031	1,300,000	(612,512)	687,488
7.000% Secured Notes Due 2032	1,155,500	—	1,155,500
8.500% Secured Notes Due 2032	1,500,000	—	1,500,000
9.25% Senior Secured Notes Due 2032	—	2,400,000	2,400,000
2034 Secured GBP Term Loan	849,768	—	849,768

Total Debt Principal	$9,637,933	$(122,994)	$9,514,939

(A)	The revolver maturity has been extended to December 30,2026. It can be extended for an additional six months at that time, subject to the satisfaction of certain other conditions.

Interest on the Notes will be payable semi-annually in arrears on December 15 and June 15 of each year, commencing on December 15, 2026, and the Notes will mature on February 15, 2032. The Notes may be optionally redeemed at a “make-whole” premium for two years following their issue date, and then may be optionally redeemed at scheduled redemption prices, declining to par on the fifth anniversary of their issue date.

Affiliates of GoldenTree Asset Management acted as lead investor in the Notes. Their participation is indicative of the support of and confidence in the Company from existing noteholders.

Moelis & Company LLC acted as investment banker and placement agent, and Latham & Watkins LLP acted as legal adviser in connection with the exchange and purchase agreement.

No Offer or Sale

MPT is offering and selling the Notes and related guarantees only by, and pursuant to, the terms of an exchange and purchase agreement with certain institutional investors. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This press release does not constitute a notice of redemption for any of the Issuers’ outstanding senior notes. This press release is for informational purposes only.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 373 facilities and approximately 38,000 licensed beds in nine countries and across three continents as of June 30, 2026. MPT’s financing model facilitates acquisitions and recapitalizations, and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.mpt.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, prospects, asset sales and the expected proceeds and gains therefrom, refinancings (including the Notes offering and the timing of, expected proceeds and allocation of proceeds from, such refinancings), tenant arrangements (including master leases and lease restructurings, and the expected timing, anticipated rent and financial impact thereof), among others. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that projected rents may be lower than anticipated or realized later than expected; (ii) the risk that the timing, outcome and terms of the causes of action of Prospect Medical Holdings, Inc. (“Prospect”), which serve as collateral for debtor-in-possession and other fundings provided by MPT that remain outstanding, and of other recoveries in respect of the Company’s remaining Prospect investment, will not be consistent with those anticipated by the Company; (iii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (iv) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (v) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (vi) MPT’s ability to obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact our ability to pay down, refinance, restructure or extend our indebtedness, including extending our 2026 credit facility, as it becomes due, or pursue acquisition and development opportunities; (vii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (viii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (ix) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; (x) the risk that the operations of our tenants will be negatively impacted by changes to Medicaid funding introduced by the OBBBA; (xi) the risks and uncertainties of litigation or other regulatory proceedings; (xii) the impact of any governmental actions affecting our properties.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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